                                        COHEN & STEERS CAPITAL MANAGEMENT, INC.
                                                  CODE OF ETHICS

INTRODUCTION
This Code of Ethics shall apply to all directors, officers and employees of Cohen & Steers Capital Management,
Inc., and of each of its subsidiaries and affiliates.
FOR PURPOSES OF THIS CODE:
(a)      "Access Person" means any director, officer or employee of Cohen & Steers Capital Management, Inc., and of each of its subsidiaries or affiliates ("Cohen & Steers").
(b)      Purchase or sale of a security includes, among other things, the writing of any option to purchase or sell a security or any transaction by reason of which a person acquires or disposes of any direct or indirect ownership in a security.
(c)      A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when a person seriously considers making such a recommendation.

THIS CODE APPLIES TO ALL TRANSACTIONS (OTHER THAN BONA FIDE CLIENT TRANSACTIONS) IN ALL ACCOUNTS IN WHICH AN
ACCESS PERSON MAY EXERCISE CONTROL OR HAS A BENEFICIAL INTEREST. UPON DISCOVERING A VIOLATION OF THIS CODE, THE
CHAIRMAN OR PRESIDENT MAY IMPOSE SUCH SANCTIONS AS DEEMED APPROPRIATE, INCLUDING A LETTER OF CENSURE OR
SUSPENSION OR EVEN TERMINATION OF THE EMPLOYMENT OF THE VIOLATOR. FURTHER, ANY PROFITS REALIZED IN CONNECTION
WITH A VIOLATION OF THIS CODE WILL BE REQUIRED TO BE DISGORGED.

PROHIBITED TRANSACTIONS
The following transactions are prohibited, except as provided for below:
(a)      No Access Person shall purchase or sell any security that the Access Person knew or reasonably should have known is being or has been considered for purchase or sale for a Client, or is being purchased or sold by a
Client.
(b)      No Access Person shall purchase or sell any security issued or guaranteed by a real estate investment trust or other company engaged in the real estate business (as defined below), except that an Access Person may invest in shares of Cohen & Steers Realty Shares, Inc., Cohen & Steers Special Equity Fund, Inc. and Cohen &
Steers Equity Income Fund, Inc. and, with the written prior approval of the Chairman or President, shares of
Cohen & Steers Realty Income Fund, Inc. and Cohen & Steers Total Return Realty Fund, Inc. (see Attachment A).
(c)      No Access Person shall purchase any security issued in an initial public offering.
(d)      No Access Person shall purchase any security issued in a private placement unless the Chairman or
President approves the transaction in advance. In determining whether or not to grant approval, the Chairman or
President will consider whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered by virtue of the Access Person's position with Cohen & Steers. The general counsel shall maintain a written record of decisions to permit these transactions, along with the reasons supporting the decision. Any Access Person who has been authorized to acquire securities in a private placement must disclose the investment to the Chairman or President if the Access Person is involved in any subsequent consideration of an investment in the issuer, and these investment decisions will be subject to independent review by investment personnel with no personal interest in the issuer.
(e)      No Access Person shall execute any securities transaction on a day during which any Client has a pending buy or sell order in that same security until that order is executed or withdrawn. Furthermore, no Access Person shall buy or sell a security within seven calendar days before or after a Client trades in that security.
(f)      No Access Person shall receive any gift of more than de minimis value from any person or entity that
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does business with or on behalf of Cohen & Steers, its affiliates and subsidiaries, or a Client.
(g)      No Access Person shall serve on the board of directors of a publicly traded company, unless approved in advance by the Chairman or President. This authorization will be provided only if the Chairman or President concludes that service on the board would be consistent with the interests of Clients. Access Persons who have received this approval shall not trade for a Client or their own account in the securities of the company while in possession of material, non-public information ("Inside Information"). Cohen & Steers' Inside Information
Policy and Procedures provide further details on the obligations of Access Persons concerning Inside Information.

EXEMPTED TRANSACTIONS
The prohibitions of this Code shall not apply to:
(a)      Purchases or sales effected in any account over which the Access Person has no direct or indirect influence (including any account that is managed on a discretionary basis by a person other than the Access
Person and with respect to which the Access Person does not in fact influence or control the transactions).
(b)      Purchases or sales that are non-volitional on the part of either the Access Person or a Client.
(c)      Purchases that are part of an automatic dividend reinvestment plan.
(d)      Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of
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its securities, to the extent these rights were acquired from the issuer, and sales of rights so acquired.
(e)      Purchases or sales that receive the prior approval of the Chairman or President of Cohen & Steers (such approving officer having no personal interest in such purchases or sales) because they: (i) are only remotely potentially harmful to any Client account, (ii) would be very unlikely to affect a highly institutional market, or (iii) clearly are not related economically to the securities to be purchased, or sold or held on behalf of a
Client or (iv) are a result of the sale of securities that were acquired prior to February 1995 (and such person was an employee of Cohen & Steers Capital Management, Inc. prior to February 1995) or acquired prior to the time a person became an employee of Cohen & Steers. The general counsel shall maintain a written record of decisions to permit these transactions, along with the reasons supporting the decision.
REPORTING
(a)      Every Access Person shall report all transactions in any security in which the Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to report transactions effected for any account over which the Access Person does not have any direct or indirect influence or control.
(b)      Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:
         (i) the date of the transaction, the title, interest rate and maturity date (if applicable), the number of shares, and the principal amount of the security involved;
         (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or
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         disposition);
         (iii) the price at which the transaction was effected;
         (iv) the name of the broker, dealer or bank with or through whom the transaction was effected;
         (v) with respect to any account established by the Access Person during the quarter, the name of the broker, dealer or bank with whom the Access Person established the account and the date the account was established; and
         (vi) the date the report is submitted.
(c)      Any report may contain a statement that the report shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.
(d)      Every Access Person must provide a list of all personal securities holdings no later than 10 days after commencement of employment ("Initial Holdings Report") and no later than 30 days after the beginning of each year
("Annual Holdings Report") thereafter (see Attachment B). Both the Initial Holdings Report and Annual Holdings
Report also shall provide the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person. Each Annual
Holdings Report must provide information that is current as of a date no more than 30 days before the report is submitted. Both the Initial Holdings Report and the Annual Holdings Report shall state the date the report is submitted by the Access Person.
(e)      The Applicant's compliance administrator and general counsel shall be responsible for reviewing all quarterly securities transaction reports, the Initial Holdings Report and the Annual Holdings Report, and shall report to the Chairman and President all potential violations of this Code of Ethics. The Chairman and President, in consultation with the general counsel, shall determine the appropriate response to any violation.
(f)      All Access Persons must certify on the attached form initially and annually thereafter that they have read and understand this Code of Ethics and that they recognize that they are subject to the provisions of this
Code. Furthermore, all Access Persons must certify annually that they have complied with the requirements of the
Code of Ethics and that they have reported all personal securities transactions and accounts required to be reported pursuant to the Code.
FUND BOARD APPROVAL AND REPORTING
The Board of Directors of each Cohen & Steers Fund, including a majority of the Directors who are not "interested persons" (as defined in the Investment Company Act of 1940), must approve this Code and any material changes to the Code. This approval shall be based on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1 under the Investment Company Act of 1940. In connection with this approval, Cohen & Steers shall provide a certification to the Board that Cohen &
Steers has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.
Cohen & Steers shall furnish annually to the Directors a written report (i) describing any issues arising under the Code of Ethics and related supervisory procedures, including but not limited to information about material violations of the Code or procedures and sanctions imposed in response to the material violations, and (ii)
certifying that Cohen & Steers has adopted procedures that are reasonably necessary to prevent Access Persons from violating the Code.
ADDITIONAL DEFINITIONS
(a)      "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.
(b)      "Security" shall have the meaning set forth in Section 2(a) (36) of the Investment Company Act, except that it shall not include direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies.
c.       A company is engaged in the "real estate business" if it derives at least 50% of its revenues from the ownership, construction, financing, management or sale of commercial, industrial or residential real estate or has at least 50% of its assets in such real estate. Any questions as to whether a company is engaged in the real estate business should be referred to the Chairman or President.

                                          COHEN & STEERS CAPITAL MANAGEMENT, INC.
                                     Certification of Personal Securities Transactions
                                           and Compliance With The Code of Ethics
         I hereby certify that I have received, read and understand the Cohen & Steers Code of Ethics.
         Furthermore, I understand that I am subject to the Code of Ethics and that any failure to follow the
         Code could subject me to discipline, including the possible termination of my employment with Cohen &
         Steers.
         I further certify that, for the preceding calendar year, I have complied with the requirements of the
         Code of Ethics in effect for the year and that I have reported all personal securities transactions, holdings and accounts required to be reported pursuant to this Code.

         Name

         Signature

         Date